Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Presstek, Inc.

Hudson, New Hampshire

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2006, except for the effects of the discontinued operations as to which the date is April 24, 2007, relating to the consolidated financial statements of Presstek, Inc. as of and for the year ended December 31, 2005 which appears in the December 29, 2007 annual report on Form 10-K of Presstek, Inc.

/s/ BDO Seidman, LLP

New York, New York

December 17, 2008

BST99 1591620-4.069646.0031